                 -------------------------------------------------
                 -------------------------------------------------


                            AGREEMENT AND PLAN OF MERGER

                                      BETWEEN

                           KITTITAS VALLEY BANCORP, INC.,
                             KITTITAS VALLEY BANK, N.A.

                                        AND

                              INTERWEST BANCORP, INC.


                 -------------------------------------------------
                 -------------------------------------------------



                              DATED AS OF APRIL 20, 1998

                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I.  MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

     1.1      THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     1.2      EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE II.  CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . . . . 8

     2.1      CONVERSION OF STOCK. . . . . . . . . . . . . . . . . . . . . . 8
     2.2      CONVERSION ELECTION PROCEDURES AND ALLOCATION. . . . . . . . . 8
     2.3      CONVERSION OF COMPANY OPTIONS. . . . . . . . . . . . . . . . .10
     2.4      SHAREHOLDER RIGHTS; STOCK TRANSFERS. . . . . . . . . . . . . .11
     2.5      FRACTIONAL SHARES. . . . . . . . . . . . . . . . . . . . . . .11
     2.6      EXCHANGE PROCEDURES. . . . . . . . . . . . . . . . . . . . . .11
     2.7      MERGER CONSIDERATION ADJUSTMENTS . . . . . . . . . . . . . . .12
     2.8      EXCEPTION SHARES . . . . . . . . . . . . . . . . . . . . . . .12
     2.9      RESERVATION OF RIGHT TO REVISE TRANSACTION . . . . . . . . . .12

ARTICLE III.  ACTIONS PENDING CONSUMMATION . . . . . . . . . . . . . . . . .12

     3.1      CAPITAL STOCK. . . . . . . . . . . . . . . . . . . . . . . . .12
     3.2      DIVIDENDS, ETC . . . . . . . . . . . . . . . . . . . . . . . .12
     3.3      INDEBTEDNESS; LIABILITIES; ETC . . . . . . . . . . . . . . . .13
     3.4      LINE OF BUSINESS; OPERATING PROCEDURES; ETC. . . . . . . . . .13
     3.5      LIENS AND ENCUMBRANCES . . . . . . . . . . . . . . . . . . . .13
     3.6      COMPENSATION; EMPLOYMENT AGREEMENTS; ETC . . . . . . . . . . .13
     3.7      BENEFIT PLANS. . . . . . . . . . . . . . . . . . . . . . . . .13
     3.8      CONTINUANCE OF BUSINESS. . . . . . . . . . . . . . . . . . . .13
     3.9      AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .13
     3.10     CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     3.11     CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . . .13
     3.12     LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     3.13     TRANSACTION EXPENSES . . . . . . . . . . . . . . . . . . . . .14

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . .14

     4.1      THE COMPANY AND KITTITAS BANK REPRESENTATIONS AND
              WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . .14
     4.2      INTERWEST REPRESENTATIONS AND WARRANTIES . . . . . . . . . . .23

ARTICLE V.  COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .25

     5.1      BEST EFFORTS . . . . . . . . . . . . . . . . . . . . . . . . .25
     5.2      THE PROXY. . . . . . . . . . . . . . . . . . . . . . . . . . .26
     5.3      REGISTRATION STATEMENT COMPLIANCE WITH SECURITIES LAWS . . . .26
     5.4      REGISTRATION STATEMENT EFFECTIVENESS . . . . . . . . . . . . .26
     5.5      PRESS RELEASES . . . . . . . . . . . . . . . . . . . . . . . .26
     5.6      ACCESS; INFORMATION. . . . . . . . . . . . . . . . . . . . . .26
     5.7      ACQUISITION PROPOSALS. . . . . . . . . . . . . . . . . . . . .27
     5.8      REGISTRATION STATEMENT PREPARATION; REGULATORY
              APPLICATIONS PREPARATION . . . . . . . . . . . . . . . . . . .27

     5.9      BLUE-SKY FILINGS . . . . . . . . . . . . . . . . . . . . . . .27
     5.10     AFFILIATE AGREEMENTS . . . . . . . . . . . . . . . . . . . . .27
     5.11     CERTAIN POLICIES OF THE COMPANY AND KITTITAS BANK. . . . . . .28
     5.12     STATE TAKEOVER LAW . . . . . . . . . . . . . . . . . . . . . .28
     5.13     NO RIGHTS TRIGGERED. . . . . . . . . . . . . . . . . . . . . .28
     5.14     SHARES LISTED. . . . . . . . . . . . . . . . . . . . . . . . .28
     5.15     REGULATORY APPLICATIONS. . . . . . . . . . . . . . . . . . . .28
     5.16     REGULATORY DIVESTITURES. . . . . . . . . . . . . . . . . . . .28
     5.17     CURRENT INFORMATION. . . . . . . . . . . . . . . . . . . . . .29
     5.18     INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .29
     5.19     EMPLOYEE OPTIONS . . . . . . . . . . . . . . . . . . . . . . .30
     5.20     OFFICER BONUS PLAN . . . . . . . . . . . . . . . . . . . . . .30
     5.21     OPERATION OF KITTITAS BANK . . . . . . . . . . . . . . . . . .30

ARTICLE VI.  CONDITIONS TO CONSUMMATION OF THE MERGER. . . . . . . . . . . .30

     6.1      CONDITIONS TO EACH PARTY'S OBLIGATIONS . . . . . . . . . . . .30
     6.2      CONDITIONS TO OBLIGATIONS OF INTERWEST . . . . . . . . . . . .31
     6.3      CONDITIONS TO OBLIGATIONS OF COMPANY AND KITTITAS BANK . . . .32

ARTICLE VII.  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . .33

     7.1      GROUNDS FOR TERMINATION. . . . . . . . . . . . . . . . . . . .33
     7.2      CONSEQUENCES OF TERMINATION. . . . . . . . . . . . . . . . . .33

ARTICLE VIII.  OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . .33

     8.1      SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     8.2      WAIVER; AMENDMENT. . . . . . . . . . . . . . . . . . . . . . .33
     8.3      COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . .34
     8.4      GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . .34
     8.5      EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . .34
     8.6      CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . .34
     8.7      NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . .34
     8.8      ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES . . . . . .35
     8.9      BENEFIT PLANS. . . . . . . . . . . . . . . . . . . . . . . . .35
     8.10     HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . .35

EXHIBITS
--------

Exhibit A     Approval by Directors of Kittitas Valley Bancorp, Inc.
Exhibit B     Director's Agreement
Exhibit C     Stock Option Agreement
Exhibit D     Kittitas Valley Bancorp, Inc. Affiliate Undertakings and
              Agreements
Exhibit E     Employment Agreement of Steven F. Halverson
Exhibit F     Employment Agreement of Zora Peterson
Exhibit G     Employment Agreement of Ronald Goodwin
Exhibit H     Employment Agreement of Jane Kirsch
Exhibit I     Severance Agreement for Chip Spall
Exhibit J     Severance Agreement for Kathy Thayer
Exhibit K     Legal Opinion of Gerrish & McCreary, P.C.
Exhibit L     Legal Opinion of Graham & Dunn, P.C.

SCHEDULES
---------

Company Disclosures
-------------------

Schedule 2.3(B)        Outstanding Options
Schedule 3.4           Changes to Line of Business, Operating Procedures, etc.
Schedule 3.6           New or Changes to Compensation, Employment
                       Agreements, etc.
Schedule 3.7           New or Modifications to Benefit Plans
Schedule 3.11          New or Changes to Material Contracts
Schedule 4.1(C)        Shares Outstanding
Schedule 4.1(D)        Subsidiaries
Schedule 4.1(G)        No Defaults - Agreements Requiring Third Party Consent
Schedule 4.1(H)        Financial Reports
Schedule 4.1(I)        Undisclosed Liabilities
Schedule 4.1(J)        No Events Causing Material Adverse Effect
Schedule 4.1(L)        Litigation, Regulatory Action
Schedule 4.1(M)        Compliance With Laws
Schedule 4.1(N)        Material Contracts
Schedule 4.1(Q)(1)     List of Employee Benefit Plans
Schedule 4.1(Q)(2)     Employee Benefit Plans Not Qualified Under ERISA
Schedule 4.1(Q)(6)     Obligations for Retiree Health and Life Benefits
Schedule 4.1(Q)(7)     Agreements Resulting in Payments to Employees Under Any
                       Compensation and Benefit Plan with Respect to Proposed
                       Transaction
Schedule 4.1(T)        Asset Classification
Schedule 4.1(V)        Insurance
Schedule 4.1(W)        Affiliates
Schedule 4.1(Z)(2)     Pending Proceedings with Respect to Environmental
                       Matters
Schedule 4.1(Z)(3)     Pending Proceedings with Respect to Environmental
                       Matters Involving Loan/Fiduciary Property
Schedule 4.1(Z)(4)     Pending Proceedings with Respect to Environmental
                       Matters Listed in Sections 4.1(Z)(2) OR (3)
Schedule 4.1(Z)(5)     Actions During Ownership Which could Have Material
                       Adverse Effect with Respect to Environmental Matters
Schedule 4.1(Z)(6)     Actions Prior to Ownership Which could Have Material
                       Adverse Effect with Respect to Environmental Matters
Schedule 4.1(AA)       Tax Reports Matters
Schedule 4.1(CC)       Derivative Contracts
Schedule 4.1(EE)(1)    Employment Contracts Requiring Payment in Connection
                       with Termination
Schedule 4.1(EE)(2)    Leases with Aggregate Annual Rent Exceeding $10,000
Schedule 4.1(EE)(3)    Material Contracts with Affiliates

Interwest Disclosures
---------------------


Schedule 4.2(C)        Shares
Schedule 4.2(F)        No Defaults
Schedule 4.2(G)        Financial Reports
Schedule 4.2(H)        No Events Causing Material Adverse Effect
Schedule 4.2(I)        Litigation, Regulatory Action
Schedule 4.2(L)        Derivative Contracts

                             AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of the 20th day of April, 1998 (this "Plan"), is between KITTITAS VALLEY BANCORP, INC. (the "Company"), KITTITAS VALLEY BANK, N.A. ("Kittitas Bank"), and INTERWEST BANCORP, INC. ("InterWest").

                                       RECITALS

     (A) THE COMPANY. The Company is a corporation duly organized and existing in good standing under the laws of the State of Washington, with its principal executive offices located in Ellensburg, Washington. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. As of the date of this Plan, the Company has 2,000,000 authorized shares of common stock, $1.00 par value per share ("Company Common Stock") (no other class of capital stock being authorized), of which 178,787 shares of Company Common Stock are issued and outstanding. As of the date of this Plan, the Company has 40,000 shares of Company Common Stock reserved for issuance under employee stock option plans pursuant to which options covering 10,950 shares of Company Common Stock are outstanding (the "Employee Options"). As of the date of this Plan, the Company has 30,000 shares of Company Common Stock reserved for issuance under director stock option plans pursuant to which options covering 7,030 shares of Company Common Stock are outstanding (the "Director Options"). As of December 31, 1997, the Company had capital of $4,236,000, divided into common stock of $175,000, surplus of $3,482,000 and undivided profits of $579,000.

     (B) KITTITAS BANK. Kittitas Bank is a national banking association duly organized and existing in good standing under the laws of the United States, with its principal executive offices located in Ellensburg, Washington. As of the date of this Plan, Kittitas Bank has 500,000 authorized shares of common stock, $10.00 par value per share ("Kittitas Bank Common Stock") (no other class of capital stock being authorized), of which 165,600 shares of Kittitas Bank Common Stock are issued and outstanding. All of the issued and outstanding shares of Kittitas Bank Common Stock are owned by the Company, the sole shareholder of Kittitas Bank. As of December 31, 1997, Kittitas Bank had capital of $3,767,000, divided into common stock of $1,656,000, surplus of $1,823,000, and undivided profits of $288,000.

     (C) INTERWEST. InterWest is a corporation duly organized and existing in good standing under the laws of the State of Washington, with its principal executive offices located in Oak Harbor, Washington. InterWest is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. As of the date of this Plan, InterWest has 20,000,000 authorized shares of common stock, $0.20 par value per share ("InterWest Common Stock") (no other class of capital stock being authorized), of which 8,445,572 shares of InterWest Common Stock are issued and outstanding. As of December 31, 1997, InterWest had capital of $133,398,000, divided into common stock of $1,615,000, surplus of $20,362,000 and undivided profits of $111,421,000.

     (D) VOTING AGREEMENT. As a condition and an inducement to InterWest's willingness to enter into this Plan, the directors and officers of Kittitas Bank and the Company have entered into agreements in the forms attached to this Plan as EXHIBIT A and EXHIBIT B, pursuant to which, among other things, each such individual has agreed to vote his or her shares of Company Common Stock in favor of approval of the actions contemplated by this Plan at the Meeting (as defined below), to refrain from competing with InterWest and its Subsidiaries, and to refrain from exercising prior to the Effective Date any vested Director Options or Employee Options.

     (E) STOCK OPTION AGREEMENT. Immediately after the execution and delivery of this Plan, as a condition and an inducement to InterWest's willingness to enter into this Plan, the Company and InterWest are entering into a Stock Option Agreement (the "Stock Option Agreement") in the form attached to this Plan as EXHIBIT C, pursuant to which the Company is granting to InterWest an option to purchase, under certain circumstances, shares of Company Common Stock.

     (F)   RIGHTS, ETC.  Except as Previously Disclosed (as defined below) in
SCHEDULE 4. l(C), or paragraph (A) of the Recitals to this Plan, or as authorized by this Plan or the Stock Option Agreement: there are no shares of capital stock of the Company or Kittitas Bank authorized and reserved for issuance; neither the Company nor Kittitas Bank has any Rights (as defined below) issued or outstanding; and neither the Company nor Kittitas Bank has any commitment to authorize, issue or sell any such shares or any Rights. The term "Rights" means securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock. There are no preemptive rights with respect to the Company Common Stock.

     (G) APPROVALS. At meetings of the respective Boards of Directors of the Company, Kittitas Bank, and InterWest, each such Board has approved and authorized the execution of this Plan and the Stock Option Agreement in counterparts.

     In consideration of their mutual promises and obligations, the Parties further agree as follows:

                                    DEFINITIONS

     (A) DEFINITIONS. Capitalized terms used in this Plan have the following meanings:

     "AGGREGATE NUMBER" has the meaning assigned to such term in Section 2.2(E)(3).

     "APPRAISAL LAWS" has the meaning assigned to such term in Section 1.1(E).

     "ASSET CLASSIFICATION" has the meaning assigned to such term in Section 4.l(T).

     "BANK FINANCIAL REPORTS" has the meaning assigned to such term in Section 4.1(H).

     "CAPITAL" means capital stock, surplus and retained earnings determined in accordance with GAAP.

     "CASH DISTRIBUTION" has the meaning assigned to such term in Section 2.1(B)(1).

     "CASH ELECTION SHARES" has the meaning assigned to such term in Section 2.2(A).

     "CODE" has the meaning assigned to such term in Section 4.1(Q)(2).

     "COMPANY" has the meaning assigned to such term in the first paragraph to this Plan.

     "COMPANY COMMON STOCK" has the meaning assigned to such term in paragraph
(A) of the Recitals.

     "COMPANY OPTION" means an Employee Option or Director Option.

     "COMPENSATION AND BENEFIT PLANS" has the meaning assigned to such term in
Section 4.1(Q)(1).

     "CONTINUING CORPORATION" has the meaning assigned to such term in Section 1.1(A).

     "CONTINUING EMPLOYEES" has the meaning assigned to such term in Section
8.9.

     "DERIVATIVES CONTRACT" means an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract that (1) is not included on the balance sheet of the Holding Company Financial Reports or the InterWest Financial Reports, as the case may be, and
(2) is a derivative contract (including various combinations of the foregoing).

     "DIRECTOR OPTIONS" has the meaning assigned to such term in paragraph (A) of the Recitals.

     "DISSENTING SHARES" means the shares of Company Common Stock held by those shareholders of the Company who have timely and properly exercised their dissenters' rights in accordance with the Appraisal Laws.

     "DIVIDEND RECORD DATE" means the date in the third calendar quarter of 1998, that is established by InterWest for determining shareholders of record who will be entitled to receive the InterWest Dividend.

     "EFFECTIVE DATE" has the meaning assigned to such term in Section 1.2.

     "ELIGIBLE COMPANY COMMON STOCK" means shares of Company Common Stock validly issued and outstanding on the Effective Date other than Exception Shares and Dissenting Shares.

     "ELECTION DEADLINE" means the date of the Meeting.

     "EMPLOYEE OPTIONS" has the meaning assigned to such term in paragraph (A) of the Recitals.

     "EMPLOYMENT AGREEMENT" means any of Exhibits E, F, G and H.

     "ENVIRONMENTAL LAW" means (1) any federal, state, and/or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect, including the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, and (2) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material.

     "ERISA" has the meaning assigned to such term in Section 4.1(Q)(2).

     "ERISA AFFILIATE" has the meaning assigned to such term in Section
4.1(Q)(3).

     "ERISA PLANS" has the meaning assigned to such term in Section 4.1(Q)(2).

     "EXCEPTION SHARES" means shares held by any of the Company's Subsidiaries or by InterWest or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated under such statute.

     "EXCHANGE AGENT" has the meaning assigned to such term in Section 2.6.

     "EXCHANGE RATIO" has the meaning assigned to such term in Section
2.1(B)(2).

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL REPORTS" has the meaning assigned to such term in Section
4.1(H).

     "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System.

     "FORM OF ELECTION" has the meaning assigned to such term in Section 2.2(A).

     "GAAP" means generally accepted accounting principles.

     "HAZARDOUS MATERIAL" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, including any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

     "HOLDING COMPANY FINANCIAL REPORTS" has the meaning assigned to such term in Section 4.1(H).

     "INDEMNIFIED PARTY" has the meaning assigned to such term in Section
5.18(A).

     "INTERWEST" has the meaning assigned to such term in the first paragraph of this Plan.

     "INTERWEST COMMON STOCK" has the meaning assigned to such term in paragraph
(C) of the Recitals.

     "INTERWEST DIVIDEND" means InterWest's regular quarterly cash dividend that is declared in the third calendar quarter of 1998.

     "INTERWEST OPTION" has the meaning assigned to such term in Section 2.3(B).

     "KITTITAS BANK" has the meaning assigned to such term in the first paragraph of this Plan.

     "KITTITAS BANK COMMON STOCK " has the meaning assigned to such term in paragraph (B) of the Recitals.

     "LOAN/FIDUCIARY PROPERTY" means any property owned or controlled by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries holds a security or other interest, and, where required by the context, includes any such property where the Company or any of its Subsidiaries constitutes the owner or operator of such property, but only with respect to such property.

     "MATERIAL ADVERSE EFFECT" means, with respect to any Party, an event, occurrence or circumstance (including (i) the making of any provisions for possible loan and lease losses, write-downs of other real estate owned and taxes, and (ii) any breach of a representation or warranty contained in this Plan by such Party) that (a) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business or prospects of such Party and its Subsidiaries, taken as a whole, or (b) would materially impair such Party's ability to perform its obligations under this Plan or the Stock Option Agreement or the consummation of any of the transactions contemplated by this Plan or the Stock Option Agreement.

     "MAXIMUM CASH CONSIDERATION" means the dollar amount (rounded to the nearest cent), equal to the product of $72.00 multiplied by the Maximum Cash Election Number.

     "MAXIMUM CASH ELECTION NUMBER" has the meaning assigned to such term in
Section 2.2(D).

     "MAXIMUM STOCK ELECTION NUMBER" has the meaning assigned to such term in
Section 2.2(D).

     "MEETING" has the meaning assigned to such term in Section 5.2.

     "MERGER" has the meaning assigned to such term in Section 1.1(A).

     "MERGER CONSIDERATION" means the aggregate of the Cash Distributions and Stock Distributions payable or issuable pursuant to the Merger.

     "MULTIEMPLOYER PLANS" has the meaning assigned to such term in Section 4.l(Q)(2).

     "NASDAQ" means the National Association of Securities Dealers Automated Quotations system.

     "NON-ELECTION SHARES" has the meaning assigned to such term in Section 2.2(C).

     "OFFICER BONUS PLAN" has the meaning assigned to such term in Section 4.1(GG).

     "OPTION" has the meaning assigned to such term in the Stock Option
     Agreement.

     "OPTION SHARES" has the meaning assigned to such term in the Stock Option Agreement.

     "PARTICIPATION FACILITY" means any facility in which the Company or any of its Subsidiaries participates in the management and, where required by the context, includes the owner or operator of such facility.

     "PARTY" means a party to this Plan.

     "PENSION PLAN" has the meaning assigned to such term in Section 4.l(Q)(2).

     "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental body, or other entity.

     "PLAN" means this Agreement and Plan of Merger.

     "PREVIOUSLY DISCLOSED" with respect to information, means that the information is provided by a Party in a Schedule that is delivered contemporaneously with the execution of this Plan.

     "PROXY STATEMENT" has the meaning assigned to such term in Section 5.2.

     "REGISTRATION STATEMENT" has the meaning assigned to such term in Section 5.2.

     "REGULATORY AUTHORITIES" means federal or state governmental agencies, authorities or departments charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits.

     "RCW" means the Revised Code of Washington, as amended.

     "RIGHTS" has the meaning assigned to such term in paragraph (F) of the Recitals.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated under such statute.

     "SEC" means the Securities and Exchange Commission.

     "SEVERANCE AGREEMENT" means either of Exhibits I and J.

     "STOCK DISTRIBUTION" has the meaning assigned to such term in Section
2.1(B).

     "STOCK ELECTION SHARES" has the meaning assigned to such term in Section 2.2(A).

     "STOCK OPTION AGREEMENT" has the meaning assigned to such term in paragraph
(E) of the Recitals.

     "SUBSIDIARY" means, with respect to any entity, each partnership, limited liability company, or corporation the majority of the outstanding partnership interests, membership interests, capital stock or voting power of which is (or upon the exercise of all outstanding warrants, options and other rights would
be) owned, directly or indirectly, at the time in question by such entity.

     "TAX RETURNS" has the meaning assigned to such term in Section 4.1(AA).

     "TAXES" means federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the respective Party or its Subsidiaries, together with any interest, additions, or penalties relating to such taxes and any interest charged on those additions or penalties.


     "THIRD PARTY" means a person within the meaning of Sections 3(a)(9) and 13(d)(3) of the Exchange Act, excluding (1) the Company or any Subsidiary of the Company, and (2) InterWest or any Subsidiary of InterWest.

     (B) GENERAL INTERPRETATION. Except as otherwise expressly provided in this Plan or unless the context clearly requires otherwise, the terms defined in this Plan include the plural as well as the singular; the words "hereof," "herein," "hereunder," "in this Plan" and other words of similar import refer to this Plan as a whole and not to any particular Article, Section or other subdivision; and references in this Plan to Articles, Sections, Schedules, and Exhibits refer to Articles and Sections of and Schedules and Exhibits to this Plan. Whenever the words "include," "includes," or "including" are used in this Plan, they shall be deemed to be followed by the words "without limitation." Unless otherwise stated, references to Subsections refer to the Subsections of the Section in which the reference appears. All pronouns used in this Plan include the masculine, feminine and neuter gender, as the context requires. All accounting terms used in this Plan that are not expressly defined in this Plan have the respective meanings given to them in accordance with GAAP.

                                  ARTICLE I.  MERGER

     1.1 THE MERGER. Subject to the provisions of this Plan, on the Effective Date:

           (A) THE CONTINUING CORPORATION. In accordance with the terms of RCW Ch. 23B.11, the Company shall merge into InterWest (the "Merger"), the separate existence of the Company shall cease and InterWest (the "Continuing Corporation") shall survive, and the name of the Continuing Corporation shall be "InterWest Bancorp, Inc."

           (B) RIGHTS, ETC.  Upon consummation of the Merger, the
Continuing Corporation shall possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the corporations so merged, shall be deemed to be vested in the Continuing Corporation without further act or deed; and the title to any real estate or any interest therein, vested in each of such corporations, shall not revert or be in any way impaired by reason of the Merger.

           (C) LIABILITIES. The Continuing Corporation shall be responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged.

           (D) ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS; OFFICERS. The Articles of Incorporation and Bylaws of the Continuing Corporation shall be those of InterWest, as in effect immediately prior to the Merger becoming effective. The directors and officers of InterWest in office immediately prior to the Merger becoming effective shall be the directors and officers of the Continuing Corporation, who shall hold office until such time as their successors are elected and qualified.

           (E) DISSENTING SHARES. Notwithstanding anything to the contrary in this Plan, each Dissenting Share whose holder, as of the Effective Date of the Merger, has not effectively withdrawn or lost his dissenters' rights under RCW 23B.13 (the "Appraisal Laws") shall not be converted into or represent a right to receive any Merger Consideration, but the holder of such Dissenting Share shall be entitled only to such rights as are granted by the Appraisal Laws, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost the right to payment under the Appraisal Laws, in which case each such share shall be deemed to have been converted at the Effective Date into a Non-Election Share. Each holder of Dissenting Shares who becomes entitled to payment for his Company Common Stock pursuant to the provisions of the Appraisal Laws shall receive payment for such Dissenting Shares from the Company (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Appraisal Laws).

     1.2 EFFECTIVE DATE. Unless the Parties agree upon another date, the "Effective Date" will be the later of November 2, 1998, or the tenth business day after the fulfillment or waiver of each condition precedent set forth in, and the granting of each approval (and expiration of any waiting period) required by, Article VI. A business day is any day other than a Saturday, Sunday or legal holiday in the State of Washington. If the Merger is not consummated in accordance with this Plan on or prior to December 31, 1998, the Company or InterWest may terminate this Plan in accordance with Article VII. On the Effective Date, InterWest and the Company shall execute and deliver to the Secretary of State of the State of Washington articles of merger in accordance with applicable law.

                              ARTICLE II.  CONSIDERATION

     2.1 CONVERSION OF STOCK. Subject to the provisions of this Plan, on the Effective Date, by virtue of the Merger and without any action on the part of InterWest or the Company:

           (A) OUTSTANDING INTERWEST COMMON STOCK. The shares of InterWest Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, remain as issued and outstanding shares of InterWest Common Stock.

           (B) OUTSTANDING COMPANY COMMON STOCK. Each share of Eligible Company Common Stock issued and outstanding immediately prior to the Effective Date shall, automatically and without any action on the part of the holder of such share, be converted into the right to receive from InterWest either

           (1) $72.00 in cash, without interest (the "Cash Distribution") or

           (2) 1.714 shares (the "Exchange Ratio") of InterWest Common Stock (the "Stock Distribution")

in such proportions as the holder of such share of Eligible Company Common Stock shall elect or be deemed to have elected as provided in Section 2.2(E).

     2.2   CONVERSION ELECTION PROCEDURES AND ALLOCATION.

           (A) ELECTION OPTIONS. Subject to the election and allocation procedures set forth in this Section 2.2, each record holder of Company Common Stock will be entitled to elect to receive (i) the Cash Distribution for all or a portion of the holder's shares ("Cash Election Shares"), or (ii) the Stock Distribution for all or a portion of the holder's shares ("Stock Election Shares"). All such elections shall be made on a form designated by InterWest for that purpose ("Form of Election"). InterWest and the Company shall mail the Form of Election with the Proxy Statement to all holders of Company Common Stock on the record date for the Meeting and shall make the Form of Election available to all persons who become holders of Company Common stock subsequent to such date and no later than the close of business on the business day immediately prior to the Election Deadline.

           (B) EFFECTIVE ELECTION.  Any election for the purposes of this
Section 2.2 shall be effective only if the Exchange Agent shall have received a properly completed and signed Form of Election by the Election Deadline. A Form of Election may be revoked or changed by the person submitting such Form of Election or any other person to whom the subject shares are subsequently transferred by written notice by such person to the Exchange Agent at or prior to the Election Deadline. All Forms of Elections shall be deemed to be revoked if the Exchange Agent is notified in writing by either InterWest or the Company that this Plan has been terminated in accordance with its terms.

           (C) NON-ELECTION; DISCRETION OF EXCHANGE AGENT. Any holder of Company Common Stock who does not submit a properly completed and signed Form of Election that is received by the Exchange Agent prior to the Election Deadline, and any holder who has failed to perfect or has effectively withdrawn or lost the right to payment under the Appraisal Laws, shall be deemed to hold "Non-Election Shares" for the purposes of Section 2.2(E). InterWest shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed and signed, and to disregard immaterial defects in Forms of Election. If InterWest or the Exchange Agent determines that any purported Cash Election or Stock Election was not properly made, such purported election shall be deemed to be of no force and effect and the holder making such election shall be deemed to have Non-Election Shares for the purposes of Section 2.2(E). The decision of InterWest or the Exchange Agent as to such matters shall be conclusive and binding. Neither InterWest nor the Exchange Agent will be under any obligation to notify any holder of any defect in a Form of Election submitted to the Exchange Agent.

           (D) MAXIMUM CONVERSION AMOUNTS. The number of shares of Company Common Stock to be converted into the right to receive cash in the Merger shall not exceed 50% ("Maximum Cash Election Number") of the number of shares of Company Common Stock outstanding immediately prior to the Effective Date (excluding Dissenting Shares and shares exchanged for cash pursuant to Section 2.5). The number of shares of Company Common Stock to be converted into the right to receive InterWest Common Stock in the Merger shall not exceed 50% ("Maximum Stock Election Number") of the number of shares of Company Common Stock outstanding immediately prior to the Effective Date (excluding Dissenting Shares and shares exchanged for cash pursuant to Section 2.5). If the application of the provisions of Sections 2.2(A), 2.2(B) and 2.2(C) would otherwise result in Cash Distributions or Stock Distributions in excess of the limits set forth in this Section 2.2(D), then the Cash Distributions and Stock Distributions shall be allocated in the manner set forth in Section 2.2(E).

           (E) ALLOCATION.  As soon as practicable after the Effective
Date, InterWest shall cause the Exchange Agent to allocate among the holders of Company Common Stock the rights to receive the Cash Distribution or the Stock Distribution as follows:

               (1) EXCESS CASH ELECTION SHARES. If the number of Cash Election Shares exceeds the Maximum Cash Election Number, then:

               (a) Each Stock Election Share shall be converted into the right to receive the Stock Distribution;

               (b) Each Non-Election Share shall be converted into the right to receive the Stock Distribution; and

               (c) The Exchange Agent will reallocate the Merger Consideration payable to each holder of Cash Election Shares pro rata (based upon the number of Cash Election Shares owned by such holder, as compared with the total number of Cash Election Shares owned by all holders) such that the holders of Cash Election Shares will receive an amount of Cash Distributions that, in the aggregate, will equal the Maximum Cash Consideration, and will receive the remainder of the Merger Consideration due to them as Stock Distributions.

               (2) EXCESS STOCK ELECTION SHARES. If the number of Stock Election Shares exceeds the Maximum Stock Election Number, then:

               (a) Each Cash Election Share shall be converted into the right to receive the Cash Distribution;

               (b) Each Non-Election Share shall be converted into the right to receive the Cash Distribution; and

               (c) The Exchange Agent will reallocate the Merger Consideration payable to each holder of Stock Election Shares pro rata (based upon the number of Stock Election Shares owned by such holder, as compared with the total number of Stock Election Shares owned by all holders) such that the holders of Stock Election Shares will receive, as Stock Distributions, a number of shares of InterWest Common Stock equal to the Maximum Stock Election Number, and will receive the remainder of the Merger Consideration due to them as Cash Distributions.

               (3) NO EXCESS. If neither of Subsections (1) or (2) above is applicable, all Cash Election Shares shall be converted into the right to receive the Cash Distribution, all Stock Election Shares shall be converted into the right to receive the Stock Distribution, and the Non-Election Shares shall be converted into the right to receive the Cash Distribution and/or the Stock Distribution as follows:

               (a) If sum of the number of Non-Election Shares plus the number of Cash Election Shares (the "Aggregate Number") equals or exceeds the Maximum Cash Election Number, then (1) the number of Non-Election Shares to be converted into the right to receive the Stock Distribution shall be equal to the Aggregate Number minus the Maximum Cash Election Number, (2) the remaining Non-Election Shares shall be converted into the right to receive the Cash Distribution, and (3) the Exchange Agent shall allocate the Merger Consideration payable to each holder of a Non-Election Share in a manner that minimizes the creation of fractional shares of InterWest Common Stock.

               (b) If the Aggregate Number is less than the Maximum Cash Election Number, then (1) all Non-Election Shares shall be converted into the right to receive the Cash Distribution, and (2) the Exchange Agent will reallocate the Merger Consideration payable to each holder of Stock Election Shares pro rata (based upon the number of Stock Election Shares owned by such holder, as compared with the total number of Stock Election Shares owned by all holders) such that the holders of Stock Election Shares will receive, as Stock Distributions, a number of shares of InterWest Common Stock equal to the Maximum Stock Election Number, and will receive the remainder of the Merger Consideration due to them as Cash Distributions.

               (4) PRO RATA COMPUTATIONS. The pro rata computations performed by the Exchange Agent pursuant to this Section 2.2(E) shall be binding and conclusive as to the allocation of the Merger Consideration among holders of Company Common Stock.

     2.3   CONVERSION OF COMPANY OPTIONS.

           (A) EXERCISE AFTER ELECTION DEADLINE.  If any holder of an
Employee Option exercises such Employee Option after the Election Deadline, the shares of Company Common

Stock issued upon such exercise will be deemed to be Non-Election Shares for purposes of Section 2.2(E).

           (B) CONVERSION ON EFFECTIVE DATE. On the Effective Date, by virtue of the Merger, and without any action on the part of any holder of a Company Option, each Company Option that is then outstanding and unexercised shall be converted into and become an option to purchase InterWest Common Stock ("InterWest Option") on the same terms and conditions as are in effect with respect to the Company Option immediately prior to the Effective Date, except that (A) each such InterWest Option may be exercised solely for shares of InterWest Common Stock, (B) the number of shares of InterWest Common Stock subject to such InterWest Option shall be equal to the number of shares of Company Common Stock subject to such Option immediately prior to the Effective Date multiplied by the Exchange Ratio, the product being rounded, if necessary, up or down to the nearest whole share, and (C) the per share exercise price under each such InterWest Option shall be adjusted by dividing the per share exercise price of the Company Option by the Exchange Ratio, and rounding up or down to the nearest cent. The number of shares of Company Common Stock that are issuable upon exercise of Options (whether vested or unvested) as of the date of this Plan are Previously Disclosed in SCHEDULE 2.3(B).

     2.4 SHAREHOLDER RIGHTS; STOCK TRANSFERS. On the Effective Date, holders of Company Common Stock shall cease to be, and shall have no rights as, shareholders of the Company, other than to receive the consideration provided under this Article II. After the Effective Date, there shall be no transfers on the stock transfer books of the Company or the Continuing Corporation of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Date.

     2.5 FRACTIONAL SHARES. Notwithstanding any other provision of this Plan, no fractional shares of InterWest Common Stock and no certificates or scrip for, or other evidence of ownership of fractional shares, will be issued in the Merger. InterWest shall pay to each holder of Company Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by $72.00.

     2.6 EXCHANGE PROCEDURES. As promptly as practicable after the Effective Date, InterWest shall send or cause to be sent to each former shareholder of the Company of record immediately prior to the Effective Date transmittal materials for use in exchanging such shareholder's certificates for Company Common Stock for the consideration set forth in this Article II. The certificates representing the shares of InterWest Common Stock into which shares of such shareholder's Company Common Stock are converted on the Effective Date, any fractional share or Cash Distribution checks that such shareholder shall be entitled to receive, and any dividends paid on such shares of InterWest Common Stock for which the record date for determination of shareholders entitled to such dividends is on or after the Effective Date, will be delivered to such shareholder only upon delivery to InterWest's exchange agent (the "Exchange Agent") of the certificates representing all of such shares of Company Common Stock (or indemnity satisfactory to InterWest and the Exchange Agent, in their judgment, if any of such certificates are lost, stolen or destroyed). No interest will be paid on any such fractional share checks or dividends to which the holder of such shares shall be entitled to receive upon such delivery. Certificates surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145 of the Securities Act shall not be exchanged for certificates representing InterWest Common Stock until InterWest has received a written agreement from such person as specified in Section 5.10.

     2.7 MERGER CONSIDERATION ADJUSTMENTS. If, before the Effective Date, InterWest changes the number of shares of InterWest Common Stock issued and outstanding as a result of a stock split, stock dividend, recapitalization or similar transaction, and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

     2.8 EXCEPTION SHARES. Each of the Exception Shares of Company Common Stock shall be canceled and retired upon consummation of the Merger, and no consideration shall be issued in exchange therefor.

     2.9 RESERVATION OF RIGHT TO REVISE TRANSACTION. In its sole discretion, and notwithstanding any other provision in this Plan to the contrary, InterWest may at any time change the method of effecting its acquisition of the Company and Kittitas Bank; PROVIDED, HOWEVER, that (A) no such change shall alter or change the amount or kind of consideration to be issued to holders of Company Common Stock as provided for in this Plan, (B) no such change shall adversely affect the tax treatment to the Company shareholders as a result of receiving such consideration, and (C) no delay caused by such a change shall be the basis upon which InterWest terminates this Plan pursuant to Section 7.1(C). If InterWest elects to change the method of acquisition, the Company and Kittitas Bank will cooperate with and assist InterWest with any necessary amendment to this Plan, and with the preparation and filing of such applications, documents, instruments and notices as may be necessary or desirable, in the opinion of counsel for InterWest, to obtain all necessary shareholder approvals and approvals of any regulatory agency, administrative body or other governmental entity.

                      ARTICLE III.  ACTIONS PENDING CONSUMMATION

     Unless otherwise agreed to in writing by InterWest, each of the Company and Kittitas Bank shall conduct its and each of its Subsidiaries' business in the ordinary and usual course consistent with past practice and shall use its best efforts to maintain and preserve its and each of its Subsidiaries' business organization, employees and advantageous business relationships and retain the services of its and each of its Subsidiaries' officers and key employees identified by InterWest, and neither the Company nor Kittitas Bank, without the prior written consent of InterWest, will (or cause or allow any of its Subsidiaries to):

     3.1 CAPITAL STOCK. Except for or as otherwise expressly permitted by this Plan, the Stock Option Agreement, or Company Options, or as Previously Disclosed in SCHEDULE 4.1(C), issue, sell or otherwise permit to become outstanding any additional shares of capital stock of the Company, Kittitas Bank or any of their Subsidiaries, or any Rights with respect thereto, or enter into any agreement with respect to the foregoing, or permit any additional shares of Company Common Stock to become subject to grants of employee stock options, stock appreciation rights or similar stock-based employee compensation rights.

     3.2 DIVIDENDS, ETC. Make, declare or pay any dividend on or in respect of, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or, other than as permitted in or contemplated by this Plan or the Stock Option Agreement, authorize the creation or issuance of, or issue, any additional shares of its capital stock or any Rights with respect thereto; PROVIDED, however, that, prior to the Effective Date, the Company may declare and pay, with respect to each share of Company Common Stock outstanding on the Dividend Record Date, a per-share cash dividend for the quarter ending September 30, 1998, equal to (A) the product of the per-share dollar amount of the InterWest Dividend multiplied by the Exchange Ratio, DIVIDED by (B) two. For illustrative purposes only, if the dollar amount of the InterWest Dividend were $0.20 per share, the Company could accordingly pay a dividend with respect to Company Common Stock of $0.17 per share ($0.20 x 1.714 = $0.3428; $0.3428
DIVIDED BY 2 = $0.17 (rounded)).

     3.2 INDEBTEDNESS; LIABILITIES; ETC. Other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity.

     3.4 LINE OF BUSINESS; OPERATING PROCEDURES; ETC. Except as may be directed by any regulatory agency, (A) change its lending, investment, liability management or other material banking policies in any material respect, except such changes as are in accordance and in an effort to comply with Section 5.11, or (B) commit to incur any further capital expenditures beyond those Previously Disclosed in SCHEDULE 3.4 other than in the ordinary course of business and not exceeding $25,000 individually or $100,000 in the aggregate.

     3.5 LIENS AND ENCUMBRANCES. Impose, or suffer the imposition, on any shares of stock of any of its Subsidiaries, any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist.

     3.6 COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Except as Previously Disclosed in SCHEDULE 3.6, enter into or amend any employment, severance or similar agreement (other than the Employment Agreements and the Severance Agreements) or arrangement with any of its directors, officers or employees, or grant any salary or wage increase, amend the terms of any Company Option or increase any employee benefit (including incentive or bonus payments), except normal individual increases in regular compensation to employees in the ordinary course of business consistent with past practice.

     3.7 BENEFIT PLANS. Except as Previously Disclosed in SCHEDULE 3.7 and except as expressly contemplated by the agreement attached to this Plan as EXHIBIT A and the Employment Agreements, enter into or modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

     3.8 CONTINUANCE OF BUSINESS. Dispose of or discontinue any portion of its assets, business or properties, that is material to the Company and its Subsidiaries taken as a whole, or merge or consolidate with, or acquire all or any portion of, the business or property of any other entity that is material to the Company and its Subsidiaries taken as a whole (except foreclosures or acquisitions by Kittitas Bank in its fiduciary capacity, in each case in the ordinary course of business consistent with past practice).

     3.9   AMENDMENTS.  Amend its articles of incorporation or bylaws.

     3.10 CLAIMS. Settle any claim, litigation, action or proceeding involving any liability for material money damages or restrictions upon the operations of the Company or any of its Subsidiaries.

     3.11 CONTRACTS. Except as previously disclosed on SCHEDULE 3.11, enter into, renew, terminate or make any change in any material contract, agreement or lease, except in the ordinary course of business consistent with past practice with respect to contracts, agreements and leases that are terminable by it without penalty on no more than 60 days prior written notice.

     3.12 LOANS. Extend credit or account for loans and leases other than in accordance with existing lending policies and accounting practices, except that Kittitas Bank shall not, without the prior consent of InterWest's Chief Executive Officer or Chief Financial Officer, make any new loan or modify, restructure or renew any existing nonperforming loan (defined as on non-accrual status, or 90 days or more past due) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such Person (or which would be required to be aggregated for loans-to-one-borrower limitations), would be in excess of $300,000 for any new customer or $600,000 to any customer as of the date of this Plan, except that
(i) single-family residential loans may be made in amounts that would not exceed applicable FHLMC and FNMA limits, and (ii) such limits shall not apply to SBA, FmHA, USDA Rural Development or other governmental or governmental agency guaranteed amounts.

     3.13 TRANSACTION EXPENSES. Incur expenses in connection with the transactions contemplated by this Plan that exceed $125,000 in the aggregate.

                     ARTICLE IV.  REPRESENTATIONS AND WARRANTIES

     4.1 THE COMPANY AND KITTITAS BANK REPRESENTATIONS AND WARRANTIES. Each of the Company and Kittitas Bank hereby represents and warrants to InterWest as follows:

           (A) RECITALS. The facts set forth in the Recitals of this Plan with respect to the Company and its Subsidiaries are true and correct.

           (B) ORGANIZATION, STANDING AND AUTHORITY. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. Each of the Company and its Subsidiaries has in effect all federal state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. Kittitas Bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended, and applicable regulations under such statute, and its deposits are insured by the Bank Insurance Fund of the FDIC.

           (C) SHARES. The outstanding shares of the Company and its Subsidiaries' capital stock are validly issued and outstanding, fully paid and nonassessable (except with respect to the assessability of Kittitas Bank Common Stock under 12 U.S.C. Section 55), and subject to no preemptive rights. Except as Previously Disclosed in SCHEDULE 4.1(C) and paragraph (A) of the Recitals, and as provided under the Stock Option Agreement, there are no shares of capital stock or other equity securities of the Company or its Subsidiaries outstanding and no outstanding Rights with respect thereto.

           (D) THE COMPANY SUBSIDIARIES.  The Company has Previously
Disclosed in SCHEDULE 4.1(D) a list of all of its Subsidiaries. Each of its Subsidiaries that is a bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended, and applicable regulations under such statute. No equity securities of any of its Subsidiaries are or may become required to be issued (other than to the Company or one of its Subsidiaries) by reason of any Rights with respect thereto. There are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise issue any shares of such Subsidiary's capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of the Company or its Subsidiaries, as applicable, to vote or to dispose of such shares. All of the shares of capital stock of each of its Subsidiaries held by the Company or one of its Subsidiaries are fully paid and nonassessable and are owned by the Company or one of its Subsidiaries free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance. Each of its Subsidiaries is in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in the jurisdictions where the failure to be duly qualified is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it. Except as Previously Disclosed in SCHEDULE 4.1(D), it does not own beneficially, directly or indirectly, any shares of any equity securities or similar interests of any corporation, bank, partnership, joint venture, business trust, association or other organization. In the case of representations by the Company, the deposits of its Subsidiaries that are banks are insured by the Bank Insurance Fund of the FDIC.

           (E) CORPORATE POWER. Each of the Company and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

           (F) CORPORATE AUTHORITY. Subject to any necessary receipt of approval by its shareholders referred to in Section 6.1, this Plan and the Stock Option Agreement have been authorized by all necessary corporate action of the Company and each of its Subsidiaries that is a Party, and each such agreement is a valid and binding agreement of the Company and such Subsidiaries, enforceable against the Company and such Subsidiaries in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

           (F) NO DEFAULTS. Subject to the approval by its shareholders referred to in Section 6.1, the required regulatory approvals referred to in
Section 6.1, and the required filings under federal and state securities laws, and except as Previously Disclosed in SCHEDULE 4.1(G), the execution, delivery and performance of this Plan and the Stock Option Agreement and the consummation by the Company and each of its Subsidiaries that is a Party to the transactions contemplated by this Plan and the Stock Option Agreement do not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or of any of its Subsidiaries or to which the Company or any of its Subsidiaries or its or their properties is subject or bound, which breach, violation or default is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it, (2) constitute a breach or violation of, or a default under, the articles of incorporation, charter or bylaws of it or any of its Subsidiaries, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval that, if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it.

           (H) FINANCIAL REPORTS.  Except as Previously Disclosed in
SCHEDULE 4.1(H), (1) as to the Company, its audited consolidated balance sheet as of December 31, 1997 and the related statements of income, changes in shareholders' equity and cash flows for the fiscal year ended December 31, 1997 (collectively, the "Holding Company Financial Reports"), and (2) as to each of the Company's Subsidiaries that is a bank, its call report for the fiscal year ended December 31, 1997, and all other financial reports filed or to be filed subsequent to December 31, 1997, in the form filed with the FDIC and the Office of the Comptroller of the Currency (in each case, the "Bank Financial Reports" and together with the Holding Company Financial Reports, the "Financial Reports") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in the Bank Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case for the Holding Company Financial Reports in accordance with GAAP during the periods involved, and in each case for the Bank Financial Reports in accordance with regulatory accounting principles during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

           (I) ABSENCE OF UNDISCLOSED LIABILITIES. Except as Previously Disclosed on SCHEDULE 4.1(I), neither the Company nor any of its Subsidiaries has any obligation or liability (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it, except (1) as reflected in its Holding Company Financial Reports prior to the date of this Plan, and (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice since December 31, 1997. Except as Previously Disclosed on SCHEDULE 4.1(I), since December 31, 1997, neither the Company nor any of its Subsidiaries has incurred or paid any obligation or liability (including any obligation or liability incurred in connection with any acquisitions in which any form of direct financial assistance of the federal government or any agency thereof has been provided to any Subsidiary) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

           (I) NO EVENTS.  Except as Previously Disclosed on SCHEDULE
4.1(J), since December 31, 1997, no event has occurred that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

           (K) PROPERTIES.  Except as reserved against in its Holding
Company Financial Reports, the Company and each of its Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults, or equities of any character, to all of the properties and assets, tangible and intangible, reflected in its Holding Company Financial Reports as being owned by the Company or its Subsidiaries as of the dates thereof other than those that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it, except those sold or otherwise disposed of in the ordinary course of business. All buildings and all material fixtures, equipment, and other property and assets that are held under leases or subleases by the Company or any of its Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms, other than any such exceptions to validity or enforceability that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it.

           (L) LITIGATION; REGULATORY ACTION.  Except as Previously
Disclosed in SCHEDULE 4.L(L), no litigation, proceeding or controversy before any court or governmental agency is pending that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or any of its Subsidiaries or that alleges claims under any fair lending law or other law relating to discrimination, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened; and except as Previously Disclosed in SCHEDULE 4.1(L), neither the Company nor any of its Subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority, and neither the Company nor any of its Subsidiaries has been advised by any of such Regulatory Authorities that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.

           (M) COMPLIANCE WITH LAWS.  Except as Previously Disclosed in
SCHEDULE 4.1(M), each of the Company and its Subsidiaries:

               (1) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own its businesses presently conducted and that are material to the business of it and its Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to its best knowledge, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current;

               (2) has received no notification or communication from any Regulatory Authority or the staff thereof (a) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, which, as a result of such noncompliance in any such instance, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, (b) threatening to revoke any license, franchise, permit or governmental authorization, which revocation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, or (c) requiring any of the Company or its Subsidiaries (or any of its or their officers, directors or controlling persons) to enter into a cease and desist order, agreement or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy);

               (3) is not required to give prior notice to any federal banking or thrift agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive;

               (4) is in compliance in all material respects with all fair lending laws or other laws relating to discrimination, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act; and

               (5) has adopted and is implementing a program to address any problems associated with the capacity and capability of the computer software, hardware, code and programs utilized by the Company, its Subsidiaries and their vendors to properly process transactions after December 31, 1999.

           (N) MATERIAL CONTRACTS.  Except as Previously Disclosed in
SCHEDULE 4.1(N), none of the Company or its Subsidiaries, nor any of their respective assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, any material contract or agreement or amendment thereto. Neither the Company nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected or under which it or any of its respective assets, business or operations receives benefits, which default, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as Previously Disclosed in SCHEDULE 4.1(N), neither the Company nor any of its Subsidiaries is subject to or bound by any contract containing covenants that limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or that involve any restriction of geographical area in which, or method by which, the Company or any of its Subsidiaries may carry on its business (other than as may be required by law or any applicable Regulatory Authority).

           (O) REPORTS. Since January 1, 1993, each of the Company and its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (1) the Office of the Comptroller of the Currency, (2) the FDIC, (3) the Federal Reserve Board, and (4) any other Regulatory Authorities having jurisdiction with respect to the Company and its Subsidiaries. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Plan with respect to reports and documents filed before the date of this
Plan), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

           (P) NO BROKERS. All negotiations relative to this Plan and the transactions contemplated by this Plan have been carried on by it directly with the other Parties and no action has been taken by it that would give rise to any valid claim against any Party for a brokerage commission, finder's fee or other like payment.

           (Q) EMPLOYEE BENEFIT PLANS.

               (1) SCHEDULE 4.1(Q)(1) contains a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift savings, employee stock ownership, stock bonus, stock purchase restricted stock and stock option plans, all employment or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by the Company or any of its Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans of the Company and its Subsidiaries, including any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto, have been supplied to the other Parties.

               (2) All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of the Company and its Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Except as Previously Disclosed in SCHEDULE 4.1(Q)(2) each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (as amended, the "Code") has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such a favorable determination letter. There is no material pending or, to its knowledge, threatened litigation relating to the ERISA Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

               (3) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company nor any of its Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.

               (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency"(whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

               (5) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of such plan since the last day of the most recent plan year.

               (6) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any plan, except as set forth in SCHEDULE 4.1(Q)(6). There are no restrictions on the rights of the Company or any of its Subsidiaries to amend or terminate any such plan without incurring any liability thereunder.

               (7) Except as Previously Disclosed in SCHEDULE 4.l(Q)(7) and except as expressly contemplated by the Employment Agreements and the Severance Agreements, neither the execution and delivery of this Plan nor the consummation of the transactions contemplated by this Plan will (a) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company or any of its Subsidiaries under any Compensation and Benefit Plan or otherwise from the Company or any of its Subsidiaries, (b) increase any benefits otherwise payable under any Compensation and Benefit Plan, or (c) result in any acceleration of the time of payment or vesting of any such benefit.

           (R) NO KNOWLEDGE. The Company and its Subsidiaries know of no reason why the regulatory approvals referred to in Section 6.1 should not be obtained.

           (S) LABOR AGREEMENTS. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice

(within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its or any of the Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

           (T) ASSET CLASSIFICATION. The Company and its Subsidiaries have Previously Disclosed in SCHEDULE 4.1(T) a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of the Company and its Subsidiaries that have been classified by it as of December 31, 1997 (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified as of December 31, 1997 by any regulatory examiner as "Other Loans Specially Mentioned," "Substandard," "Doubtful" "Loss," or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by the Company or any Subsidiary prior to December 31, 1997.

           (U) ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan losses shown on the consolidated balance sheets in the December 31, 1997 Holding Company Financial Reports of the Company was, and the allowance for possible loan losses to be shown on subsequent Holding Company Financial Reports of the Company was and will be, adequate in the opinion of the Board of Directors of the Company to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the date thereof.

           (V) INSURANCE. Each of the Company and its Subsidiaries has taken all requisite action (including the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters that are known to the Company, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries. Set forth in SCHEDULE 4.l(V) is a list of all insurance policies maintained by or for the benefit of the Company or its Subsidiaries or their respective directors, officers, employees or agents.

           (W) AFFILIATES.  Except as Previously Disclosed in SCHEDULE
4.1(W), to the best of the Company's knowledge, there is no person who, as of the date of this Plan, may be deemed to be an "affiliate" of the Company as that term is used in Rule 145 under the Securities Act.

           (X) STATE TAKEOVER LAWS, ARTICLES OF INCORPORATION. The Company and its Subsidiaries have taken all necessary action to exempt this Plan and the Stock Option Agreement and the transactions contemplated by this Plan and the Stock Option Agreement from, and this Plan and the Stock Option Agreement and such transactions are exempt from (1) any applicable state takeover laws, including, but not limited to, RCW Ch. 23B.19, as amended, and (2) any takeover-related provisions of the Company's and its Subsidiaries' articles of incorporation.

           (Y) NO FURTHER ACTION. The Company and its Subsidiaries have taken all action so that the entering into of this Plan and the Stock Option Agreement and the consummation of the transactions contemplated by this Plan and the Stock Option Agreement (including the Merger and the exercise of the Option) or any other action or combination of actions, or any other transactions, contemplated by this Plan and the Stock Option Agreement do not and will not (1) require a vote of shareholders (other than as set forth in Section 6.1), or (2) result in the grant of any rights to any Person under the articles of incorporation, charter or bylaws of the Company or any of its Subsidiaries or under any agreement to which the Company or any such Subsidiaries is a party, or (iii) restrict or impair in any way the ability of the other Parties to exercise the rights granted under this Plan or the Stock Option Agreement.

           (Z) ENVIRONMENTAL MATTERS.

               (1) To the Company's knowledge, it and each of its Subsidiaries, the Participation Facilities and the Loan/Fiduciary Properties are, and have been, in compliance with all Environmental Laws, except for instances of noncompliance that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or its Subsidiaries.

               (2) There is no proceeding pending or, to the Company's knowledge, threatened before any court, governmental agency or board or other forum in which the Company or any of its Subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries or any Participation Facility, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or its Subsidiaries or have been Previously Disclosed in
SCHEDULE 4.1(Z)(2).

               (3) There is no proceeding pending or, to the Company's knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or the Company or any of its Subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or have been Previously Disclosed in SCHEDULE 4.1(Z)(3).

               (4) To the Company's knowledge, there is no reasonable basis for any proceeding of a type described in subparagraph (2) or (3) of this paragraph
(Z), except as has been Previously Disclosed in SCHEDULE 4.1(Z)(4).

               (5) To the Company's knowledge, during the period of (a) ownership or operation by the Company or any of its Subsidiaries of any of their respective current properties, (b) participation in the management of any Participation Facility by the Company or any of its Subsidiaries, or (c) holding of a security or other interest in a Loan/Fiduciary Property by the Company or any of its Subsidiaries, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or its Subsidiaries or have been Previously Disclosed in SCHEDULE 4.1(Z)(5).

               (6) To the Company's knowledge, prior to the period of (a) ownership or operation by the Company or any of its Subsidiaries of any of their respective current properties, (b) participation in the management of any Participation Facility by the Company or any of its Subsidiaries, or (c) holding of a security or other interest in a Loan/Fiduciary Property by the Company or any of its Subsidiaries, there were no releases of Hazardous Material in, on, under or affecting any such property,

Participation Facility or Loan) Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or its Subsidiaries or have been Previously Disclosed in SCHEDULE 4.1(Z)(6).

           (AA) TAX REPORTS. Except as Previously Disclosed in SCHEDULE 4.1(AA), (1) all reports and returns with respect to Taxes that are required to be filed by or with respect to the Company or its Subsidiaries, including consolidated federal income tax returns of the Company and its Subsidiaries (collectively, the "Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, for periods ended on or prior to the most recent fiscal year-end, except to the extent all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, and such Tax Returns were true, complete and accurate in all material respects, (2) all Taxes shown to be due on the Tax Returns have been paid in full, (3) the Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority, or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (4) all Taxes due with respect to completed and settled examinations have been paid in full, (5) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns which are reasonably likely, individually or in the aggregate, to result in a determination that would have a Material Adverse Effect on the Company or its Subsidiaries, except as reserved against in the Holding Company Financial Reports of the Company, and (6) no waivers of statutes of limitations (excluding such statutes that relate to years under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of the Company or its Subsidiaries.

           (BB) ACCURACY OF INFORMATION. The statements with respect to the Company and its Subsidiaries contained in this Plan and the Stock Option Agreement, the Schedules and any other written documents executed and delivered by or on behalf of the Company or any other Party pursuant to the terms of or relating to this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

           (CC) DERIVATIVES CONTRACTS. None of the Company or its Subsidiaries is a party to or has agreed to enter into a Derivatives Contract or owns securities that are referred to as "structured notes" except for those Derivatives Contracts and structured notes Previously Disclosed in SCHEDULE 4.1(CC). SCHEDULE 4.1(CC) includes a list of any assets of the Company or its Subsidiaries that are pledged as security for each such Derivatives Contract.

           (DD) ACCOUNTING CONTROLS. Each of the Company and its Subsidiaries has devised and maintained systems of internal controls sufficient to provide reasonable assurances that (1) all material transactions are executed in accordance with management's general or specific authorization, (2) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP, and to maintain proper accountability for items, (3) access to the material property and assets of the Company and its Subsidiaries is permitted only in accordance with management's general or specific authorization, and (4) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

           (EE) COMMITMENTS AND CONTRACTS. Neither the Company nor any of its Subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

               (1) except as Previously Disclosed in SCHEDULE 4.1(EE)(1), any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director or employee (other than those which are terminable at will by the Company or any such Subsidiary without any obligation on the part of the Company or any such Subsidiary to make any payment in connection with such termination);

               (2) except as Previously Disclosed in SCHEDULE 4.1(EE)(2), any real or personal property lease with annual rental payments aggregating $10,000 or more; or

               (3) except as Previously Disclosed in SCHEDULE 4.1(EE)(3), any material contract with any affiliate.

           (FF) OPTION SHARES. The Option Shares, when issued upon exercise of the Option, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

           (GG) OFFICER BONUS PLAN. The Company's officer bonus plan in effect as of the date of this Plan allocates 8% of the Company's pre-tax earnings to payment of annual officer bonuses (such plan, the "Officer Bonus Plan").

     4.2 INTERWEST REPRESENTATIONS AND WARRANTIES. InterWest hereby represents and warrants to the Company and Kittitas Bank as follows:

           (A) RECITALS. The facts set forth in the Recitals of this Plan with respect to InterWest are true and correct.

           (B) ORGANIZATION, STANDING AND AUTHORITY. InterWest is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. Each of InterWest and its Subsidiaries has in effect all federal state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on InterWest.

           (C) SHARES. The outstanding shares of InterWest's capital stock are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights. Except as Previously Disclosed in SCHEDULE 4.2(C), there are no shares of capital stock or other equity securities of it or its Subsidiaries outstanding and no outstanding Rights with respect thereto.

           (D) CORPORATE POWER. InterWest has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

           (E) CORPORATE AUTHORITY. This Plan, the Stock Option Agreement and each of the Employment Agreements and Severance Agreements have been authorized by all necessary corporate action of InterWest, and each such agreement is a valid and binding agreement of InterWest, enforceable against InterWest in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

           (F) NO DEFAULTS. Subject to receipt of the required regulatory approvals referred to in Section 6.1, and the required filings under federal and state securities laws, and except as

Previously Disclosed in SCHEDULE 4.2(F), the execution, delivery and performance of this Plan and each of the Employment Agreements and the Severance Agreements and the consummation by InterWest and each of its Subsidiaries that is a Party of the transactions contemplated by this Plan does not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of InterWest or of any of its Subsidiaries or to which InterWest or any of its Subsidiaries or its or their properties is subject or bound, which breach, violation or default is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on InterWest, (2) constitute a breach or violation of, or a default under, the articles of incorporation, charter or bylaws of its or any of its Subsidiaries, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval that, if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on InterWest.

           (G) FINANCIAL REPORTS.  Except as Previously Disclosed in
SCHEDULE 4.2(G), in the case of InterWest, its Annual Report on Form 10-K for the fiscal year ended September 30, 1997, and all other documents filed or to be filed subsequent to September 30, 1997 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "InterWest Financial Reports"), did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the InterWest Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in the InterWest Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders, equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with GAAP, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

           (H) NO EVENTS. Except as Previously Disclosed on SCHEDULE 4.2(H), since September 30, 1997, no event has occurred which is reasonably likely to have a Material Adverse Effect on it.

           (I) LITIGATION; REGULATORY ACTION.  Except as Previously
Disclosed in SCHEDULE 4.2(I) no litigation, proceeding or controversy before any court or governmental agency is pending that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on InterWest or its Subsidiaries or that alleges claims under any fair lending law or other law relating to discrimination, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened; and except as Previously Disclosed in
SCHEDULE 4.2(I), neither InterWest nor any of its Subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority, and neither InterWest nor any of its Subsidiaries has been advised by any of such Regulatory Authorities that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

           (J) REPORTS. Since September 30, 1995, each of InterWest and its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (1) the FDIC, (2) the Department of Financial Institutions of the State of Washington, (3) the Federal Reserve Board, and (4) any other Regulatory Authorities having jurisdiction with respect to InterWest and its Subsidiaries. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Plan with respect to reports and documents filed before the date of this Plan), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

           (J) ACCURACY OF INFORMATION. The statements with respect to InterWest and its Subsidiaries contained in this Plan, the Schedules and any other written documents executed and delivered by or on behalf of InterWest or any other Party pursuant to the terms of this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

           (L) DERIVATIVES CONTRACTS.  None of InterWest or its
Subsidiaries is a party to or has agreed to enter into a Derivatives Contract or owns securities that are referred to as "structured notes" except for those Derivatives Contracts and structured notes Previously Disclosed in SCHEDULE 4.2(L). SCHEDULE 4.2(L) includes a list of any assets of InterWest or its Subsidiaries that are pledged as security for each such Derivatives Contract.

           (M) ABSENCE OF UNDISCLOSED LIABILITIES. Neither InterWest nor any of its Subsidiaries has any obligation or liability (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it, except (1) as reflected the InterWest Financial Reports prior to the date of this Plan, and (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice since September 30, 1997. Since September 30, 1997, neither InterWest nor any of its Subsidiaries has incurred or paid any obligation or liability (including any obligation or liability incurred in connection with any acquisitions in which any form of direct financial assistance of the federal government or any agency thereof has been provided to any Subsidiary) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

                                ARTICLE V.  COVENANTS

     Each of the Company and Kittitas Bank hereby covenants to InterWest, and InterWest hereby covenants to the Company and Kittitas Bank, that:

     5.1 BEST EFFORTS. Subject to the terms and conditions of this Plan and, in the case of the Company and Kittitas Bank, to the exercise by their respective Boards of Directors of such Boards' fiduciary duties, each party shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger by November 2, 1998, and to otherwise enable consummation of the transactions contemplated by this Plan and the Stock Option Agreement, and shall cooperate fully with the other Parties to that end.

     5.2 THE PROXY. In the case of the Company: it shall promptly assist InterWest in the preparation of a proxy statement (the "Proxy Statement") to be mailed to the holders of the Company Common Stock in connection with the transactions contemplated by this Plan and to be filed by InterWest in a registration statement (the "Registration Statement") with the SEC as provided in Section 5.8, which shall conform to all applicable legal requirements, and it shall call a special meeting (the "Meeting") of the holders of Company Common Stock to be held as soon as practicable for purposes of voting upon the transactions contemplated by this Plan and the Company shall use its best efforts to solicit and obtain votes of the holders of Company Common Stock in favor of the transactions contemplated by this Plan and, subject to the exercise of its fiduciary duties, the Board of Directors of the Company shall recommend approval of such transactions by such holders.

     5.3 REGISTRATION STATEMENT COMPLIANCE WITH SECURITIES LAWS. When the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting, such Registration Statement, and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by or on behalf of the Company relating to the Company or its Subsidiaries and by or on behalf of InterWest relating to InterWest or its Subsidiaries, (A) will comply in all material respects with the provisions of the Securities Act and any other applicable statutory or regulatory requirements, and (B) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; PROVIDED, HOWEVER, in no event shall any Party be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another Party furnished by or on behalf of such other Party specifically for use in the Registration Statement.

     5.4 REGISTRATION STATEMENT EFFECTIVENESS. In the case of InterWest: it will advise the Company, promptly after InterWest receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the InterWest Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     5.5 PRESS RELEASES. The Company and Kittitas Bank will not, without the prior approval of InterWest, and InterWest will not (and will cause its Subsidiaries not to), without the prior approval of the Company, issue any press release or written statement for general circulation relating to the transactions contemplated by this Plan, except as otherwise required by law.

     5.6   ACCESS; INFORMATION.

           (A) Upon reasonable notice, the Company and Kittitas Bank shall afford InterWest and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period up to the Effective Date, to all of the properties, books, contracts, commitments and records of the Company and its Subsidiaries and, during such period, the Company and Kittitas Bank shall furnish promptly (and cause its accountants and other agents to furnish promptly) to InterWest (1) a copy of each material report, schedule and other document filed by the Company and its Subsidiaries with any Regulatory Authority, and (2) all other information concerning the business, properties and personnel of the Company and its Subsidiaries as InterWest may reasonably request, provided that no investigation pursuant to this Section 5.6 shall affect or be deemed to modify or waive any representation or warranty made by the Company or Kittitas Bank in this Plan or the conditions to the obligations of the Company and Kittitas Bank to consummate the transactions contemplated by this Plan; and

           (B) InterWest will not use any information obtained pursuant to this Section 5.6 for any purpose unrelated to the consummation of the transactions contemplated by this Plan and, if this Plan is terminated, will hold all confidential information and documents obtained pursuant to this paragraph in confidence (as provided in Section 8.6) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by InterWest or as it is advised by counsel that any such information or document is required by law or applicable stock exchange rule to be disclosed, and in the event of the termination of this Plan, InterWest will, upon request by the Company, deliver to the Company all documents so obtained by InterWest or destroy such documents and, in the case of destruction, will certify such fact to the Company.

     5.7 ACQUISITION PROPOSALS. Without the prior written consent of InterWest, the Company shall not, and it shall cause its Subsidiaries not to, solicit, initiate or encourage inquiries or proposals with respect to, or, except to the extent that the Board of Directors of the Company determines in its good faith judgment after receipt of advice of counsel that such response is reasonably required in order to discharge its fiduciary duties, furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, the Company or any of its Subsidiaries or any merger or other business combination with the Company or any of its Subsidiaries other than as contemplated by this Plan; it shall instruct its and its Subsidiaries' officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing; and it shall notify InterWest immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, the Company or any of its Subsidiaries.

     5.8 REGISTRATION STATEMENT PREPARATION; REGULATORY APPLICATIONS PREPARATION. In the case of InterWest: InterWest shall, as promptly as practicable following the date of this Plan, prepare and file the Registration Statement with the SEC with respect to the shares of InterWest Common Stock to be issued to the holders of Company Common Stock pursuant to this Plan, and InterWest shall use its best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof. InterWest shall, as promptly as practicable following the date of this Plan, prepare and file all necessary notices or applications with Regulatory Authorities having jurisdiction with respect to the transactions contemplated by this Plan.

     5.9 BLUE-SKY FILINGS. In the case of InterWest: InterWest shall use its best efforts to obtain, prior to the effective date of the Registration Statement, any necessary state securities laws or "blue sky" permits and approvals, provided that InterWest shall not be required by virtue thereof to submit to general jurisdiction in any state.

     5.10 AFFILIATE AGREEMENTS. InterWest and the Company will use their best efforts to induce each person who may be deemed to be an "affiliate" of, respectively, InterWest or the Company for purposes of Rule 145 under the Securities Act, to execute and deliver to InterWest on or before the mailing of the Proxy Statement for the Meeting, an agreement in the form attached hereto as EXHIBIT D for "affiliates" of the Company, restricting the disposition of such affiliate's shares of Company Common Stock and the shares of InterWest Common Stock to be received by such person in exchange for such person's shares of Company Common Stock. InterWest agrees to use its best efforts to maintain the availability of Rule 145 for use by such "affiliates".

     5.11 CERTAIN POLICIES OF THE COMPANY AND KITTITAS BANK. In the case of each of the Company and Kittitas Bank: Each shall, at InterWest's request, modify and change its loan, litigation and other reserve and real estate valuation policies and practices (including loan classifications and levels of reserves), and generally conform its operating, lending and compliance policies and procedures, immediately prior to the Effective Date so as to be consistent on a basis satisfactory to InterWest; PROVIDED, HOWEVER, that prior to any such modification or change, InterWest shall certify that the conditions to the obligation of InterWest under Section 6.1 and 6.2 to consummate the transactions contemplated by this Plan, other than the condition set forth in Section 6.1(G), have been satisfied or waived. The Company's and Kittitas Bank's representations, warranties, covenants and conditions contained in this Plan shall not be deemed to be untrue, breached or unsatisfied in any respect for any purpose as a consequence of any modifications or changes undertaken pursuant to this Section 5.11.

     5.12 STATE TAKEOVER LAW. In the case of the Company: The Company shall not take any action that would cause the transactions contemplated by this Plan or the Stock Option Agreement to be subject to any applicable state takeover statute, and the Company shall take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan and the Stock Option Agreement from, or, if necessary, challenge the validity or applicability of, any applicable state takeover law.

     5.13 NO RIGHTS TRIGGERED. In the case of the Company: Except for those consents of Third Parties Previously Disclosed on SCHEDULE 4.1(G), the Company shall take all necessary steps to ensure that the entering into of this Plan and the Stock Option Agreement and the consummation of the transactions contemplated by this Plan and the Stock Option Agreement (including the Merger) and any other action or combination of actions, or any other transactions contemplated by this Plan, do not and will not (A) result in the grant of any rights to any Person under the articles of incorporation or bylaws of the Company or under any agreement to which the Company or any of its Subsidiaries is a party, or
(B) restrict or impair in any way the ability of InterWest to exercise the rights granted under this Plan or the Stock Option Agreement.

     5.14 SHARES LISTED. In the case of InterWest: InterWest shall use its best efforts to cause to be listed, prior to the Effective Date, on the NASDAQ National Market upon official notice of issuance the shares of InterWest Common Stock to be issued to the holders of Company Common Stock.

     5.15 REGULATORY APPLICATIONS. InterWest shall, and shall cause its Subsidiaries to (A) promptly prepare and submit applications to the appropriate Regulatory Authorities for approval of the Merger, and (B) promptly make all other appropriate filings to secure all other approvals, consents and rulings that are necessary for the consummation of the Merger by InterWest.

     5.16 REGULATORY DIVESTITURES. In the case of the Company: No later than the Effective Date, the Company shall cease engaging in such activities as InterWest shall advise the Company in writing are not permitted to be engaged in by InterWest under applicable law following the Effective Date and, to the extent required by any Regulatory Authority as a condition of approval of the transactions contemplated by this Plan, the Company shall divest any Subsidiary engaged in activities or holding assets that are impermissible for InterWest or its Subsidiaries, on terms and conditions agreed to by InterWest; PROVIDED, HOWEVER, that prior to taking such action, InterWest shall certify that the conditions to the obligations of InterWest under Sections 6.1 and 6.2 to consummate the transactions contemplated by this Plan, other than the conditions set forth in Section 6.1(G), have been satisfied or waived.

     5.17  CURRENT INFORMATION.

           (A) During the period from the date of this Plan to the Effective Date, each of the Company and InterWest shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other.

           (B) Each of the Company and InterWest shall promptly notify the other of (1) any material change in the business or operations of it or its Subsidiaries, (2) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to it or its Subsidiaries, (3) the initiation or threat of material litigation involving or relating to it or its Subsidiaries, or (4) any event or condition that might reasonably be expected to cause any of its representations or warranties set forth in this Plan not to be true and correct in all material respects as of the Effective Date or prevent it or its Subsidiaries from fulfilling its or their obligations under this Plan.

     5.18  INDEMNIFICATION.

           (A) From and after the Effective Date, InterWest shall indemnify, defend and hold harmless the present and former directors, officers and employees of the Company and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and arising out of matters existing or occurring at or prior to the Effective Date (including the transactions contemplated by this Plan and the Stock Option Agreement), whether asserted or claimed prior to, at or after the Effective Date, to the fullest extent that the Company would have been permitted under Washington law and its articles of incorporation or bylaws in effect on the date of this Plan to indemnify such person (and InterWest will also advance expenses as incurred to the fullest extent permitted under applicable law so long as the person to whom expenses are advanced provides an undertaking to repay such advances within a reasonable period of time if it is ultimately determined that applicable law does not allow for such indemnification).

           (B) Any Indemnified Party wishing to claim indemnification under paragraph (A) of this Section 5.18, upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify InterWest thereof, PROVIDED, HOWEVER, that the failure so to notify shall not affect the obligations of InterWest under paragraph (A) of this Section 5.18 (unless such failure materially and adversely increases InterWest's liability under such paragraph
(A)). In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date), (1) InterWest shall have the right to assume the defense thereof and InterWest shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; PROVIDED, HOWEVER, that InterWest shall be obligated pursuant to this paragraph (B) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction for any single action, suit or proceeding, (2) the Indemnified Parties will cooperate in the defense of any such matter, and (3) InterWest shall not be liable for any settlement effected without its prior written consent.

           (C) If InterWest or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of InterWest shall assume the obligations set forth in this Section 5.18.

           (D) InterWest shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.18. The rights of each Indemnified Party under this Section 5.18 shall be in addition to any other rights such Indemnified Party may have under the articles of incorporation or bylaws of the Company or under applicable Washington law.

     5.19 EMPLOYEE OPTIONS. The Company will use its best efforts to encourage each Employee Option holder not to exercise such option prior to the Effective Date.

     5.20 OFFICER BONUS PLAN. InterWest will cause the Officer Bonus Plan to remain in effect through December 31, 1999, and the Officer Bonus Plan will be administered without taking into account any adjustments to the policies and practices of the Company or the Bank that are made pursuant to Section 5.11.

     5.21 OPERATION OF KITTITAS BANK. Kittitas Bank shall operate as a separately chartered subsidiary of InterWest until at least December 31, 1999. The board of directors of Kittitas Bank immediately after the Effective Date shall consist of the directors of Kittitas Bank immediately prior to the Effective Date, who shall continue as directors of Kittitas Bank through December 31, 1998, plus Gary M. Bolyard and Stephen M. Walden. Effective January 1, 1999, the board of directors of Kittitas Bank will consist of five to seven current directors designated by Kittitas Bank, plus Gary M. Bolyard and Stephen M. Walden.

                ARTICLE VI.  CONDITIONS TO CONSUMMATION OF THE MERGER

     6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the transactions contemplated by this Plan are subject to the written waiver by such Party or the fulfillment on or prior to the Effective Date of each of the following conditions:

           (A) SHAREHOLDER VOTE. This Plan shall have been duly approved by the requisite vote of the Company's shareholders under applicable law and the articles of incorporation and bylaws of the Company.

           (B) REGULATORY APPROVALS. The Parties shall have procured all necessary regulatory consents and approvals by the appropriate Regulatory Authorities, and any waiting periods relating thereto shall have expired; PROVIDED, HOWEVER, that no such approval or consent shall have imposed any condition or requirement not normally imposed in such transactions that, in the opinion of InterWest, would deprive InterWest of the material economic or business benefits of the transactions contemplated by this Plan.

           (C) NO INJUNCTION. There shall not be in effect any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of any of the transactions contemplated by this Plan.

           (D) EFFECTIVE REGISTRATION STATEMENT.  The Registration
Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority.

           (E) BLUE-SKY PERMITS. InterWest shall have received all state securities laws and "blue sky" permits necessary to consummate the Merger.

           (F) TAX OPINION. InterWest and the Company shall have received an opinion from Graham & Dunn, P.C. to the effect that (1) the Merger constitutes a reorganization under Section 368 of the Code, and (2) no gain or loss will be recognized by shareholders of the Company who receive shares of InterWest Common Stock in exchange for their shares of the Company Common Stock, except that gain or loss may be recognized as to cash received in the Merger, and, in rendering their opinion, Graham & Dunn may require and rely upon representations contained in certificates of officers of InterWest, the Company and others.

           (G) NASDAQ LISTING. The shares of InterWest Common Stock to be issued pursuant to this Plan shall have been approved for listing on the NASDAQ National Market subject only to official notice of issuance.

           (H) FAIRNESS OPINION. The Company shall have received, immediately prior to the mailing of the Proxy Statement to the Company's shareholders, an opinion of Southard Financial to the effect that the financial terms of the Merger are fair from a financial point of view to the Company's shareholders.

           (I) EMPLOYMENT CONTRACTS. The Employment Agreements attached as EXHIBITS E, F, G AND H shall have been duly executed and delivered by all parties to such Employment Agreements.

           (J) SEVERANCE AGREEMENTS. The Severance Agreements attached as EXHIBITS I AND J shall have been duly executed and delivered by all parties to such Severance Agreements.

     6.2   CONDITIONS TO OBLIGATIONS OF INTERWEST.  The obligations of
InterWest to consummate the transactions contemplated by this Plan also are subject to the written waiver by InterWest or the fulfillment on or prior to the Effective Date of each of the following conditions:

           (A) LEGAL OPINION. InterWest shall have received an opinion, dated the Effective Date, of Gerrish & McCreary, P.C., counsel for the Company and Kittitas Bank, in the form of EXHIBIT K.

           (B) OFFICERS' CERTIFICATE. (1) Each of the representations and warranties contained in this Plan of the Company and Kittitas Bank shall be true and correct in all material respects (except the representations and warranties in Section 4.1(C) and those representations and warranties that are qualified by reference to "Material Adverse Effect" or any other materiality caveat, which shall be true and correct in all respects) as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which shall be true and correct as of such earlier date and except as otherwise provided in Section 5.11, and (2) each and all of the agreements and covenants of the Company and Kittitas Bank to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and InterWest shall have received a certificate signed by the chief executive officers, chief financial officers, and chief lending officers of the Company and Kittitas Bank dated the Effective Date, to such effect.

           (C) RECEIPT OF AFFILIATE AGREEMENTS. InterWest shall have received from each affiliate of the Company the agreement referred to in Section 5.10.

           (D) ADVERSE CHANGE. During the period from December 31, 1997 to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of the Company or Kittitas Bank, nor shall the Company or Kittitas Bank have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and InterWest shall have received a certificate dated the Effective Date signed by the Chief Executive Officers of the Company and Kittitas Bank to such effect.

           (E) DISSENTERS' RIGHTS.  The number of shares of Company Common
Stock for which cash is to be paid because dissenters' rights of appraisal under the Appraisal Laws shall have been effectively preserved as of the Effective Date or because of payment of cash in lieu of fractional shares of InterWest Common Stock shall not exceed in the aggregate 5% of the outstanding shares of Company Common Stock.

           (F) CAPITAL. The Company's Capital shall not be less than $4.2 million (not including capital contributions upon exercise of Company Options and net of transaction expenses) on the Effective Date.

           (G) ALLOWANCE FOR LOAN AND LEASE LOSSES. Kittitas Bank's allowance for possible loan and lease losses shall not be less than 1% of Kittitas Bank's total outstanding loans and leases and will be adequate to absorb Kittitas Bank's anticipated loan and lease losses.

     6.3 CONDITIONS TO OBLIGATIONS OF COMPANY AND KITTITAS BANK. The obligations of the Company and Kittitas Bank to consummate the transactions contemplated by this Plan also are subject to the written waiver by the Company and Kittitas Bank or the fulfillment on or prior to the Effective Date of each of the following conditions:

           (A) LEGAL OPINION. The Company and Kittitas Bank shall have received an opinion, dated the Effective Date, of Graham & Dunn, P.C., special counsel for InterWest, in the form of EXHIBIT L.

           (B) OFFICER'S CERTIFICATE. (1) Each of the representations and warranties of InterWest contained in this Plan shall be true and correct in all material respects (except the representations and warranties in Section 4.2(C) and those representations and warranties that are qualified by reference to "Material Adverse Effect" or any other materiality caveat, which shall be true and correct in all respects) as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which shall be true and correct as of such earlier date, and (2) each and all of the agreements and covenants of InterWest to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and the Company and Kittitas Bank shall have received a certificate signed by an executive officer of InterWest dated the Effective Date, to such effect.

           (C) ADVERSE CHANGE. During the period from September 30, 1997 to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of InterWest, nor shall InterWest have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and the Company shall have received a certificate dated the Effective Date signed by the Chief Executive Officers of InterWest to such effect.


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

                              ARTICLE VII.  TERMINATION

     7.1 GROUNDS FOR TERMINATION. This Plan may be terminated prior to the Effective Date, either before or after receipt of required shareholder approvals:

           (A) MUTUAL CONSENT. By the mutual consent of InterWest and the Company, if the Board of Directors of each so determines by vote of a majority of the members of its entire board.

           (B) BREACH.  By InterWest or the Company, if its Board of
Directors so determines by vote of a majority of the members of its entire Board, in the event of (A) a material breach by the other party of any representation or warranty contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, or (B) a material breach by the other party of any of the covenants or agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

           (C) DELAY.  By InterWest or the Company, if its Board of
Directors so determines by vote of a majority of the members of the entire Board, in the event that the Merger is not consummated by December 31, 1998; PROVIDED, HOWEVER, that a Party that is in material breach of any of the provisions of this Plan shall not be entitled to terminate the Plan pursuant to this Section 7.1(C).

           (D) NO SHAREHOLDER APPROVAL. By InterWest or the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event that the shareholder approval contemplated by
Section 6.1 is not obtained at the Meeting, including any adjournment or adjournments of the Meeting.

     7.2   CONSEQUENCES OF TERMINATION.

           (A) GENERAL CONSEQUENCES.  Subject to subsection (B) of this
Section 7.2, in the event of the termination or abandonment of this Plan pursuant to the provisions of Section 7.1, this Plan shall become void and have no force or effect, without any liability on the part of the Parties or any of their respective directors or officers or shareholders with respect to this Plan.

           (B) OTHER CONSEQUENCES. Notwithstanding anything in this Plan to the contrary, no termination of this Plan will relieve any Party of any liability for breach of this Plan or for any misrepresentation under this Plan or be deemed to constitute a waiver of any remedy available for such breach or misrepresentation. In any action or proceeding in connection with such breach or misrepresentation, the prevailing party will be entitled to reasonable attorneys' fees and expenses.

                             ARTICLE VIII.  OTHER MATTERS

     8.1 SURVIVAL. Only those agreements and covenants in this Plan that by their express terms apply in whole or in part after the Effective Date shall survive the Effective Date. All other representations, warranties, and covenants shall be deemed only to be conditions of the Merger and shall not survive the Effective Date. If the Merger is abandoned and this Plan is terminated, the provisions of Article VII shall apply and the agreements of the Parties in Sections 5.6(B), 8.5 and 8.6 shall survive such abandonment and termination.

     8.2 WAIVER; AMENDMENT. Prior to the Effective Date, any provision of this Plan may be (A) waived in writing by the Party benefited by the provision, or (B) amended or modified at any time

(including the structure of the transactions contemplated by this Plan) by an agreement in writing among the Parties approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the vote by the shareholders of the Company, the consideration to be received by the shareholders of the Company for each share of Company Common Stock shall not thereby be altered. Nothing contained in this Section 8.2 is intended to modify InterWest's rights pursuant to Section 2.9.

     8.3 COUNTERPARTS. This Plan may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed to constitute an original. This Plan shall become effective when one counterpart has been signed by each Party.

     8.4 GOVERNING LAW. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of Washington, except as federal law may be applicable.

     8.5 EXPENSES. Each Party will bear all expenses incurred by it in connection with this Plan and the transactions contemplated by this Plan, except printing expenses which shall be shared equally between the Company and InterWest.

     8.6 CONFIDENTIALITY. Except as otherwise provided in Section 5.6(B), each of the Parties and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.

     8.7 NOTICES. All notices, requests and other communications hereunder to a "Party" shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram, certified or registered mail, overnight courier, telecopy or telex (confirmed in writing) to such Party at its address set forth below or such other address as such Party may specify by notice to the Parties.

If to InterWest to:

                                   InterWest Bancorp, Inc.
                                   1259 West Pioneer Way
                                   Oak Harbor, Washington 98277
                                   Attn:  Stephen Walden, President

                      Copies to:

                                   Edward C. Beeksma
                                   Zylstra, Beeksma & Waller
                                   791 S.E. Barrington Drive
                                   Oak Harbor, Washington  98277

                                   Stephen M. Klein
                                   Graham & Dunn, P.C.
                                   1420 Fifth Avenue, Suite 3300
                                   Seattle, Washington 98101

If to the Company or Kittitas Bank, to:

                                   Kittitas Valley Bancorp, Inc.
                                   101 West 8th Avenue
                                   Ellensburg, WA 98926
                                   Attn: Steven F. Halverson, President and CEO

                      Copies to:

                                   Jeffrey C. Gerrish
                                   Gerrish & McCreary, P.C.
                                   700 Colonial Road, Suite 200
                                   Memphis, TN 38117

     8.8 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Plan and the Stock Option Agreement represent the entire understanding of the Parties with reference to transactions contemplated by this Plan and the Stock Option Agreement, and supersede any and all other oral or written agreements previously made. Nothing in this Plan or the Stock Option Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan or the Stock Option Agreement.

     8.9 BENEFIT PLANS. Upon consummation of the Merger, all employees of the Company and its Subsidiaries shall be deemed to be at-will employees of InterWest and its Subsidiaries except for those employees who are parties to the Employment Agreements (all such employees being "Continuing Employees"). From and after the Effective Date, employees of the Company and its Subsidiaries shall be entitled to participate in the pension, employee benefit and similar plans (including employee stock ownership, stock option, bonus or other incentive plans) on substantially the same terms and conditions as similarly situated employees of InterWest and its Subsidiaries. For the purpose of determining eligibility to participate in such plans and the vesting and related calculations of benefits under such plans (but not for the accrual of benefits), InterWest shall give effect to years of service with the Company or the Company's Subsidiaries, as the case may be, as if such service were with InterWest or its Subsidiaries. Notwithstanding the foregoing, if, under InterWest's existing benefit plans, the Continuing Employees must pay more for medical, dental and similar health benefits than they previously paid for such benefits as employees of the Company or its Subsidiaries, then InterWest shall pay the Continuing Employees additional compensation so as to maintain their level of after-tax compensation.

     8.10 HEADINGS. The headings contained in this Plan are for reference purposes only and are not part of this Plan.

     8.10 IN WITNESS WHEREOF, the Parties have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


INTERWEST BANCORP, INC.




By:  /s/ Stephen M. Walden
   ---------------------------------------
NAME:  STEPHEN M. WALDEN
TITLE: PRESIDENT AND CHIEF EXECUTIVE OFFICER



KITTITAS VALLEY BANCORP, INC.




By:  /s/ Steven F. Halverson
   ---------------------------------------
NAME:  STEVEN F. HALVERSON
TITLE: PRESIDENT AND CHIEF EXECUTIVE OFFICER



KITTITAS VALLEY BANK, N.A.



By:  /s/ Steven F. Halverson
   ---------------------------------------
NAME:  STEVEN F. HALVERSON
TITLE: PRESIDENT AND CHIEF EXECUTIVE OFFICER